EXHIBIT 99.1

Premier Exhibitions Reports Third Quarter 2012 Results

ATLANTA, Jan. 11, 2012 (GLOBE NEWSWIRE) -- Premier Exhibitions, Inc. (Nasdaq:PRXI), a leading presenter of museum-quality touring exhibitions around the world, today announced financial results for the third quarter ended November 30, 2011.

Comparing the third fiscal quarter ending November 30, 2011 with the prior year third fiscal quarter:

  Total revenue declined to $6.2 million compared to $10.2 million in the prior year's third fiscal quarter due to the decline in the number of exhibitions and corresponding lower attendance. This was mainly driven by the Company's decision to close certain of its self-run touring Bodies exhibitions, as discussed in previous quarters.
  Gross profit increased to $2.3 million from a gross loss of $(0.4) million in the third quarter of fiscal 2011, primarily due to a $6.7 million decline in the cost of revenue. The Company had 13 fewer self-run touring Bodies exhibitions in the third quarter of fiscal 2012 as compared to the same period of the prior year, reducing the costs it incurred to produce, market and operate exhibitions.
  Total operating days decreased 22.9% to 1,244 compared to 1,613 in last year's third fiscal quarter.
  Average attendance per exhibition day was 304 compared with average attendance of 603 in the same period of the prior year.
  Average ticket prices decreased 4.0% to $16.48 as compared with an average ticket price of $17.16 in the third quarter of fiscal 2011.
  General and administrative expenses decreased 24.0% to $3.5 million compared to last year's third fiscal quarter driven mostly by lower compensation and benefit costs as well as lower accounting and professional fees. The Company's status as a smaller reporting company has reduced certain accounting requirements, while the Company has also taken additional measures to reduce its need for external consultants and other professionals.
  The Company's GAAP net loss was $(2.2) million, or $(0.05) per diluted share for the third fiscal quarter of 2012, which represents a decline in net loss of $3.5 million, from a net loss of $(5.7) million, or $(0.12) per diluted share, in the third fiscal quarter of 2011.
  Adjusted EBITDA, a non-GAAP measure (1), was a loss of $(1.1) million, compared to a loss of $(4.9) million in the prior year's third fiscal quarter.
  On November 30, 2011, the Company had total cash and marketable securities of $3.9 million.

Michael Little, Premier's Chief Financial Officer and Chief Operating Officer stated, "The substantial improvements in our adjusted EBITDA and net loss compared to the year-ago period reflect the traction we have gained in rationalizing our cost infrastructure over the past several quarters. While we will remain vigilant in managing expenses and identifying additional areas to reduce costs, our primary task is now to regain sales momentum within our exhibition portfolio and fully monetize our merchandising business as we mark the 100th anniversary of Titanic's maiden voyage in April."

Samuel Weiser, Premier's Interim President and Chief Executive Officer continued, "Over the next several months, we will be bringing Titanic Exhibitions to several major cities and venues. We anticipate strong attendance for these exhibitions as we approach the 100th anniversary of the Titanic's maiden voyage. In anticipation of this historic anniversary, we have focused on new revenue sources and programs to generate additional ticket sales. We have targeted new distribution channels and partnered with several notable media and entertainment companies to deliver our intellectual property and merchandise to Titanic fans. We also launched a new e-commerce website, www.thetitanicstore.com, offering these Titanic fans a direct online source for Titanic-themed merchandise through the Company's website. We believe these new initiatives will improve the Company's market profile, deliver results that improve performance and reward our shareholders."

Recent & Upcoming Information

On April 11, 2011, the Company and its subsidiary RMS Titanic, Inc., in conjunction with Guernsey's Auction House, will hold an unprecedented auction of more than 5,000 artifacts recovered from the wreck site as one single collection, along with related intellectual property and intangibles. The purchaser may also have the opportunity to assume the role of steward of the Titanic, to protect and preserve the wreck site for future generations. The artifacts—coupled with the work product, intellectual property and certain undertakings of the Company including the costs of salvage, lab operations and exhibition rights—were appraised in 2007 at a total value of approximately $189 million. The appraised value of $189 million has not been updated in the last several years and does not include the intellectual property acquired from the 2010 expedition.  In addition, this appraisal does not ascribe any value to the Company's salvor-in-possession rights and does not consider the court ordered covenants and conditions to a sale. These assets are reflected in the Condensed Consolidated Balance Sheet dated November 30, 2011, at a book value of $7.5 million.

Third Quarter 2012 Conference Call Information

Premier Exhibitions will host a conference call to discuss its third quarter financial results on Thursday, January 12, 2012 at 9:00 a.m. (EST). Investors in the U.S. can access the call by dialing 1-877-417-2254 and international callers may dial 719-325-2370. Callers should reference confirmation code 6405873. A transcript of the conference call will be made available on the Company's website: www.prxi.com.

 (1) Adjusted EBITDA

See Table 4 below for reconciliations of Adjusted EBITDA to GAAP Net income (loss).

This press release contains certain financial measures that are not prepared in accordance with GAAP (generally accepted accounting principles in the U.S.). Such financial measures are referred to herein as "non-GAAP" and are presented in this press release in accordance with Regulation G as promulgated by the Securities and Exchange Commission. A reconciliation of each such non-GAAP measure to its most directly comparable GAAP financial measure, together with an explanation of why management believes each such non-GAAP financial measure provides useful information to investors, is provided below.

Adjusted EBITDA is a non-GAAP financial measure that the Company defines as earnings before certain unusual and/or non-cash charges, depreciation and amortization, loss (gain) on sale of operating assets, impairment of intangible assets and goodwill, and non-cash compensation expenses. The Company uses Adjusted EBITDA to evaluate the performance of its operating segments. The Company believes that information about Adjusted EBITDA assists investors by allowing them to evaluate changes in the operating results of the Company's portfolio of businesses separate from non-operational factors that affect net income, thus providing insights into both operations and the other factors that affect reported results. Adjusted EBITDA is not calculated or presented in accordance with GAAP. A limitation on the use of Adjusted EBITDA as a performance measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenue in the Company's business. Accordingly, Adjusted EBITDA should be considered in addition to, and not as a substitute for, operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies. Therefore, Adjusted EBITDA as presented herein may not be comparable to similarly titled measures of other companies.

About Premier Exhibitions

Premier Exhibitions, Inc. (Nasdaq:PRXI), located in Atlanta, GA, is a major provider of museum quality exhibitions throughout the world and a recognized leader in developing and displaying unique exhibitions for education and entertainment. The Company's exhibitions present unique opportunities to experience compelling stories using authentic objects and artifacts in diverse environments. Exhibitions are presented in museums, exhibition centers and other entertainment venues.

Additional information about Premier Exhibitions is available at www.prxi.com.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve certain risks and uncertainties. The actual results or outcomes of Premier Exhibitions, Inc. may differ materially from those anticipated. Although Premier Exhibitions believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any such assumptions could prove to be inaccurate. Therefore, Premier Exhibitions can provide no assurance that any of the forward-looking statements contained in this press release will prove to be accurate.

In light of the significant uncertainties and risks inherent in the forward-looking statements included in this press release, such information should not be regarded as a representation by Premier Exhibitions that its objectives or plans will be achieved. Included in these uncertainties and risks are, among other things, fluctuations in operating results, general economic conditions, uncertainty regarding the results of certain legal proceedings and competition. Forward-looking statements consist of statements other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as "may," "intend," "expect," "will," "anticipate," "estimate" or "continue" or the negatives thereof or other variations thereon or comparable terminology. Because they are forward-looking, such statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Premier Exhibitions' most recent Annual and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled "Risk Factors." Premier Exhibitions does not undertake an obligation to update publicly any of its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

		Table 1
Premier Exhibitions, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share data)

	November 30,	February 28,
	2011	2011
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$ 3,076	$ 3,764
Certificates of deposit and other investments	806	807
Accounts receivable, net of allowance for doubtful accounts
of $968 and $1,044, respectively	683	2,419
Merchandise inventory, net of reserve
of $25 and $15, respectively	925	752
Notes receivable, net of allowance for doubtful accounts
of $425	--	200
Deferred income taxes	175	175
Income taxes receivable	299	358
Prepaid expenses	1,578	1,107
Other current assets	82	136
Total current assets	7,624	9,718

Artifacts owned, at cost	2,998	3,012
Property and equipment, net of accumulated depreciation
of $18,038 and $15,376, respectively	12,247	12,620
Exhibition licenses, net of accumulated amortization
of $5,652 and $5,861, respectively	2,346	2,987
Film and gaming assets, net of accumulated amortization
of $175	3,158	2,994
Other receivable, net of allowance for doubtful accounts
of $117	5	--
Subrogation rights	250	250
Total Assets	$ 28,628	$ 31,581

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$ 4,850	$ 5,951
Deferred revenue	2,565	2,596
Short-term portion of notes payable	489	--
Total current liabilities	7,904	8,547

Long-Term liabilities:
Lease abandonment	2,556	3,014
Deferred income taxes	175	175
Long-term portion of notes payable	727	--
Total long-term liabilities	3,458	3,189

Commitment and Contingencies

Shareholders' equity:
Common stock; $.0001 par value; authorized 65,000,000 shares;
issued 47,445,522 and 48,205,661 shares, respectively;
outstanding 47,443,513 and 47,203,652 shares, respectively	5	5
Additional paid-in capital	51,705	58,356
Accumulated deficit	(33,963)	(31,085)
Accumulated other comprehensive loss	(480)	(455)
Less treasury stock, at cost; 2,009 and 1,002,009 shares; respectively	(1)	(7,190)
Equity Attributable to Shareholders of Premier Exhibitions, Inc.	17,266	19,631
Equity Attributable to Non-controlling interest	--	214
Total liabilities and shareholders' equity	$ 28,628	$ 31,581

Table 2
Premier Exhibitions, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended November 30,		Nine Months Ended November 30,
	2011	2010	2011	2010
Revenue:
Exhibition revenue	$ 5,582	$ 8,870	$ 21,592	$ 31,744
Merchandise and other	644	1,352	2,574	3,249
Total revenue	6,226	10,222	24,166	34,993

Cost of revenue:
Exhibition costs	3,689	10,299	11,931	24,895
Cost of merchandise sold	269	370	903	870
Total cost of revenue (exclusive of depreciation
and amortization shown separately below)	3,958	10,669	12,834	25,765

Gross profit (loss)	2,268	(447)	11,332	9,228

Operating expenses:
General and administrative	3,516	4,627	10,333	13,521
Depreciation and amortization	928	1,200	2,938	3,716
Impairment of intangibles and fixed assets	--	--	358	--
Litigation settlement	--	--	783	--
Total operating expenses	4,444	5,827	14,412	17,237

Loss from operations	(2,176)	(6,274)	(3,080)	(8,009)

Other (expense) income	(12)	12	2	30

Loss before income taxes	(2,188)	(6,262)	(3,078)	(7,979)

Provision for income taxes	--	529	(39)	488

Net loss	(2,188)	(5,733)	(3,117)	(7,491)
Less: Net loss attributable to non-controlling interest	--	56	239	146
Net loss attributable to the shareholders of Premier	$ (2,188)	$ (5,677)	$ (2,878)	$ (7,345)

Net loss per share:
Basic loss per common share	$ (0.05)	$ (0.12)	$ (0.06)	$ (0.16)
Diluted loss per common share	$ (0.05)	$ (0.12)	$ (0.06)	$ (0.16)

Shares used in basic per share calculations	47,427,251	46,913,601	47,362,196	46,873,879
Shares used in diluted per share calculations	47,427,251	46,913,601	47,362,196	46,873,879

Table 3
Premier Exhibitions, Inc.
Condensed Consolidated Statements of Cash Flow
(in thousands)
(unaudited)

	Three Months Ended November 30,		Nine Months Ended November 30,
	2011	2010	2011	2010
Cash flows from operating activities:
Net loss	$ (2,188)	$ (5,733)	$ (3,117)	$ (7,491)

Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:
Depreciation and amortization	928	1,200	2,938	3,716
Impairment of intangibles and fixed assets	--	--	358	--
Lease abandonment	(149)	(154)	(458)	(503)
Stock-based compensation	158	138	529	418
Allowance for doubtful accounts	53	(18)	41	(33)
Net (gain) loss on disposal of assets	(7)	8	(27)	31
Changes in operating assets and liabilities:
Decrease in accounts receivable	844	1,540	1,760	1,058
Increase in merchandise inventory, net of reserve	(212)	(289)	(173)	(282)
Decrease in notes receivable	--	--	200	--
Decrease in deferred income taxes	--	928	--	927
Increase in prepaid expenses	(53)	(1,387)	(471)	(2,364)
Decrease in other assets	(36)	33	54	33
Decrease in income taxes receivable	10	2,587	59	2,640
Increase in other receivable	(122)	--	(122)
Decrease in deferred revenue	1,000	295	(31)	(744)
(Decrease) increase in accounts payable and accrued liabilities	(745)	3,092	(951)	2,910
Decrease in income taxes payable	--	(1,238)	--	(1,214)
Increase in notes payable	1,216	--	1,216	--
Total adjustments	2,885	6,735	4,922	6,593
Net cash provided by (used in) operating activities	697	1,002	1,805	(898)

Cash flows from investing activities:
Purchases of property and equipment	(1,423)	(656)	(2,333)	(1,640)
Proceeds from disposal of assets	7	9	27	9
Titanic expedition costs incurred	(262)	(1,320)	(262)	(3,887)
Purchase and development of exhibition licenses	--	(2)	--	(300)
Purchases of certificates of deposit	(1)	(71)	(4)	(87)
Redemption of certificates of deposit	--	2,570	--	2,582
Decrease in artifacts	4	12	14	32
Non-controlling investment in consolidated joint venture	--	15	77	379
Net cash (used in) provided by investing activities	(1,675)	557	(2,481)	(2,912)

Cash flows from financing activities:
Purchase of treasury stock	--	--	--	(136)
Proceeds from option and warrant exercises	--	64	8	117
Net cash provided by (used in) financing activities	--	64	8	(19)

Effects of exchange rate changes on cash and cash equivalents	(40)	(103)	(20)	(181)

Net (decrease) increase in cash and cash equivalents	(1,018)	1,520	(688)	(4,010)
Cash and cash equivalents at beginning of period	4,094	4,809	3,764	10,339

Cash and cash equivalents at end of period	$ 3,076	$ 6,329	$ 3,076	$ 6,329

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$ --	$ --	$ --	$ 3
Cash paid during the period for taxes	$ --	$ 43	$ 37	$ 141
Supplemental disclosure of non-cash investing and financing activities:
Unrealized loss on marketable securities	$ (2)	$ (10)	$ (5)	$ (10)
Receivable from non-controlling interest	$ --	$ 15	$ --	$ 15

Table 4
Adjusted EBITDA
(In thousands)

	Three Months Ended		Nine Months Ended
	Novmeber 30, 2011	November 30, 2010	November 30, 2011	November 30, 2010
	3Q12	3Q11	3Q12	3Q11

Net loss	$ (2,188)	$ (5,733)	$ (3,117)	$ (7,491)
Provision for income taxes	--	(529)	39	(488)
Other expense (income)	12	(12)	(2)	(30)
(Gain) loss on disposal	(7)	8	(27)	31
Depreciation and amortization	928	1,200	2,938	3,716
Litigation settlement	--	--	783	--
Impairment of intangibles and fixed assets	--	--	358	--
Stock-based compensation	158	138	529	418
Adjusted EBITDA(1)	$ (1,097)	$ (4,928)	$ 1,501	$ (3,844)

(1) Adjusted EBITDA

Adjusted EBITDA is defined as earnings before certain unusual and/or non-cash charges, depreciation and amortization, loss (gain) on sale of operating assets, impairment of intangible assets and goodwill, and non-cash compensation expenses. The Company uses Adjusted EBITDA to evaluate the performance of its operating segments. Adjusted EBITDA should be considered in addition to, and not as a substitute for, operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP.

Table 5
Summary of General & Administrative expense
(In thousands)

	Three Months Ended		Nine Months Ended
	Novmeber 30, 2011	November 30, 2010	November 30, 2011	November 30, 2010
	3Q12	3Q11	3Q12	3Q11

Compensation, excluding stock-based compensation	$ 1,466	$ 1,802	$ 4,373	$ 5,158
Stock-based compensation	158	138	529	418
Bad debt expense	--	93	--	151
Legal and other professional fees	515	986	1,352	3,087
Rent and other office expenses	516	545	1,216	1,501
Other	861	1,063	2,863	3,206
General & Administrative expense	$ 3,516	$ 4,627	$ 10,333	$ 13,521

Table 6
Exhibition Revenue & Operating Statistics
(In thousands)

	Three Months Ended		Nine Months Ended
	Novmeber 30, 2011	November 30, 2010	November 30, 2011	November 30, 2010
	3Q12	3Q11	3Q12	3Q11

Admissions revenue	$ 4,827	$ 8,277	$ 19,040	$ 28,395
Non-refundable license fees for current exhibitions	755	593	2,552	3,349
Total exhibition revenue	$ 5,582	$ 8,870	$ 21,592	$ 31,744

Number of venues presented	18	31	28	39
Total operating days	1,244	1,613	3,368	4,684
Total attendance (in 000's)	373	973	1,517	2,903
Average attendance per day	304	603	451	620
CONTACT: Investor Contact:
         Michael J. Little
         Chief Financial Officer
         (404) 842-2600
         michael.little@prxi.com